UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 16, 2022

SIGMA LABS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38015	27-1865814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 Paseo del Sol

Santa Fe, New Mexico 87507

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (505) 438-2576

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SGLB	The NASDAQ Stock Market LLC
Warrants to Purchase Common Stock, par value $0.001 per share	SGLBW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2022, the Board of Directors (the “Board”) of Sigma Labs, Inc. (“we,” “our,” “us” or the “Company”) promoted Jacob Brunsberg to serve as President and Chief Operating Officer of the Company. Prior to the promotion, Mr. Brunsberg served since September 20, 2021 as Senior Vice President Product Marketing and Strategic Relationships of the Company pursuant to an at-will employment letter agreement effective as of September 20, 2021. Mr. Brunsberg’s employment letter agreement with the Company remains in place in accordance with its terms except for the change in Mr. Brunsberg’s titles and duties and an increase in his annual base salary from $200,000 to $250,000.

Under the employment letter agreement, as amended Mr. Brunsberg (i) is entitled to an annual base salary of $250,000, which may be increased (but not decreased) in the discretion of the Compensation Committee of the Board based on annual or special case assessments of Mr. Brunsberg’s performance and other factors, (ii) is entitled to all benefits that we elect in our sole discretion to provide from time to time to our other executive officers, and (iii) was previously granted under the Company’s 2013 Equity Incentive Plan (the “2013 Plan”) a five-year stock option to purchase up to 100,000 shares of common stock of the Company at an exercise price of $3.18 (i.e., the closing price of the Company’s common stock on the grant date), and is fully vested. The option is on such other terms and provisions as are contained in the Company’s standard-form nonqualified stock option agreement. Additionally, during the term of his employment, Mr. Brunsberg will be eligible to receive additional equity grants under the Company’s incentive plans and additional grants of stock appreciation rights. Mr. Brunsberg will also be eligible to receive one or more bonuses relating to each fiscal year in recognition of his achievement of individual and Company goals established by the Board from time to time. However, the decision to provide any such bonuses and the amount and terms of any such bonuses will be in the sole discretion of the Board. For 2021, Mr. Brunsberg received a cash bonus of $19,876.

Mr. Brunsberg will perform such duties as are customarily performed by individuals acting as President and Chief Operating Officer of a public company of a similar size as the Company and such other such duties as may be assigned to him from time to time by the Chief Executive Officer or the Board.

In connection with Mr. Brunsberg’s promotion, on February 16, 2022 (the “Grant Date”), the Company granted Mr. Brunsberg pursuant to the 2013 Plan a five-year stock option to purchase up to 70,000 shares of common stock of the Company at an exercise price of $2.50. The option will vest and become exercisable in equal (as closely as possible) monthly installments over three years from the Grant Date, provided, in each case, that Mr. Brunsberg remains an employee of the Company through the applicable vesting date, and is on such other terms and provisions as are contained in the Company’s standard-form nonqualified stock option agreement The Company also granted to Mr. Brunsberg pursuant to the Company’s 2020 Stock Appreciation Rights Plan (the “2020 Plan”) 30,000 stock appreciation rights (“SARs”) with an exercise price per SAR of $2.50. The SARs will expire on the fifth anniversary of the Grant Date unless previously settled, may be settled only in cash, will vest in equal (as closely as possible) monthly installments over three years from the Grant Date, provided, in each case, that Mr. Brunsberg remains an employee of the Company through the applicable vesting date, and, in the event of a Change in Control (as defined in the 2020 Plan) will become immediately vested and exercisable as long as Mr. Brunsberg is in the Company’s employ immediately prior to the Change in Control, and will otherwise be on such other terms set forth in the Company’s standard-form of stock appreciation rights agreement.

Prior to joining the Company in September 2021, Mr. Brunsberg, 35, served from 2019 to September 2021 as Product Line Leader and Acting General Manager – Binder Jet Technology (Munich, Germany), of General Electric, in which role he was responsible for product portfolio, roadmap, R&D, development, commercialization and operational performance, and served from 2017 to 2019 as Senior Managing Director – Central Region (North America) of General Electric, in which role he was part of the leadership team that was tasked with establishing U.S. sales infrastructure for post-acquisition integration of several additive manufacturing technology companies, including Concept Laser, Arcam and GEonX into the newly formed GE Additive business entity. Prior to joining General Electric in 2017, he held various senior positions from 2009 to 2017 in American Roller Company, a manufacturer of industrial rollers. Mr. Brunsberg received his Bachelor of Science degree in Materials Science and Engineering from the University of Wisconsin-Madison.

There are no arrangements or understandings between Mr. Brunsberg and any other persons pursuant to which he was appointed as President and Chief Operating Officer of the Company. There are no family relationships between Mr. Brunsberg and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer. Mr. Brunsberg is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

The foregoing description of Mr. Brunsberg’s employment letter agreement, as amended, does not purport to be a complete description of the terms and conditions therein. The full text of such agreement will be filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

In connection with Mr. Brunsberg’s promotion as the Company’s President and Chief Operating Officer, Mark Ruport, the Company’s Chief Executive Officer, resigned as President of the Company, effective February 16, 2022. Mr. Ruport will remain the Chief Executive Officer of the Company at an annual base salary of $200,000 (a decrease from $250,000) and continue to serve as a Board member.

On February 17, 2022, the Company issued a press release announcing Mr. Brunsberg’s promotion, a copy of which is attached to this Report as Exhibit 99.1 and is incorporated herein by reference. The information furnished under Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed to be incorporated by reference in any previous or subsequent filing by the company under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as specifically stated in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of Sigma Labs, Inc., dated February 17, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2022	SIGMA LABS, INC.

	By:	/s/ Mark K. Ruport
	Name:	Mark K. Ruport
	Title:	Chief Executive Officer